Exhibit 10.33
AGREEMENT
This Agreement is made by and among MinnErgy, LLC, a Minnesota limited liability company, (the “Company”), and the undersigned (each a “Guarantor” and collectively the “Guarantors”), each of whom is a member of the Company and a guarantor of obligations of the Company to Winona National Bank (the “Lender”).
Whereas, the Lender has agreed to make loans and advance funds to the Company, (the outstanding balance of which, together with interest, collection costs and other amounts owing by the Company to the Lender constitutes the “Indebtedness”); and
Whereas, the Lender has required and the Guarantors have agreed to furnish individual guaranties of the Indebtedness (the “Guaranties”), each of which is limited to a specific amount of the Indebtedness; and
Whereas, the Company has agreed to compensate the Guarantors for giving their Guaranties, as provided herein; and
Whereas, the Guarantors have agreed among themselves to share any liabilities upon the Guaranties in proportion to amounts of their respective Guaranties, as shown in Exhibit A attached hereto;
Now, Therefore, the parties agree as follows:
1. Each Guarantor agrees to execute and deliver to the Lender a Guaranty of the Indebtedness, in form and manner required by the Lender, limited to the amount of the Indebtedness listed on Exhibit A.
2. The Company agrees to pay to each Guarantor, as consideration for giving his Guaranty, a sum equal to seven percent (7%) of the amount of his Guaranty. Such payments are conditioned upon the closing of the loan and equity offering for the Company’s ethanol project, more particularly described in the Company’s Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission. Payments shall be made immediately after such closing. If such closing does not occur, the Guarantors shall receive no compensation for their Guaranties, but shall have the rights and responsibilities described herein.
3. Each Guarantor agrees to pay and discharge his pro rata share of any liability asserted against one or more of the Guarantors upon the Obligations, promptly upon receipt of notice of a demand therefore from the Lender or any Guarantor.
3. If any Guarantor pays more than his pro rata share of the Obligations, he shall be entitled to recover from each of the other Guarantors their respective pro rata shares, together with his costs, including reasonable attorney’s fees, incurred in enforcing this Agreement.
4. Any Guarantor who satisfies the Obligations may take an assignment of the Lender’s rights in notes and other loan documents and in any security for the Indebtedness, and he shall be entitled to enforce such rights according to their terms against the Company and other Guarantors.
5. This Agreement shall be binding upon and inure to the benefit of each of the parties, and their respective heirs, representatives and assigns. This Agreement shall not be altered or affected by any change in or termination of ownership by any of the parties, or by any other event or transaction, except the written agreement of all parties.
6. Any notice required or permitted hereunder shall be sufficiently given if delivered in person to a party, or if mailed or sent by fax transmission or e-mail to a party at an address or number on file with the Company.
7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original; and Guarantors may execute this Agreement by signing separate signature pages to be attached hereto.
In witness whereof, the Company and the undersigned Guarantors have executed this Agreement, effective as of April 11, 2008.
MinnErgy, LLLC

By	Daniel H. Arnold

Its	Chairman

/s/ Daniel H. Arnold	/s/ Daniel L. Florness

/s/ Tony Wasinger	/s/ Dave Arnold

/s/ Ronald Scherbring	/s/ Mike Daley

/s/ Richard J. Mikrut	/s/ Bertha M. Koch

/s/ Chris L. Arnold	/s/ Glenn M. Lutteke

/s/ Harland P. Knight	General Manager, all American Co-op.

Exhibit A
Cost Analysis of Recorded Mortgage vs. Negative Pledge*

	Recorded	Negative
	Mortgage	Pledge
Appraisal	$5,000	$0
Title Insurance	$3,500	$0
Mortgage Registry Tax	$4,700	$0
Recording Fees	$100	$0
Attorney Fees	$3,000	$300

TOTAL	$16,300	$300

*	Costs are estimated given credit requests of similar dollar amount and purpose.
MinnErgy Ownership/Guarantor Analysis

	Ownership Interest	Guarantor Interest of
Governor/Officer	in MinnErgy	Loan Amount in $
Dan Arnold	7.27%	$100,000
Chris Arnold	7.27%	$100,000
Dave Arnold	6.66%	$1,000,000
Tony Wasinger	6.01%	$50,000
Mike Daley	5.26%	$100,000
Dan Florness	5.26%	$100,000
Bea Koch	5.26%	$100,000
All American Co-op	5.26%	$100,000
Bob Pennington	4.82%	$0
Ron Scherbring	3.82%	$100,000
Harland Knight	3.82%	$100,000
Rich Mikrut	1.40%	$100,000
Associate Investors	0.00%	$0

TOTAL	62.11%	$1,950,000